Exhibit 10.28

Addendum No. 2 to the Commercial Lease Agreement

with respect to areas in the

property: Bad Homburger Stern

Zeppelinstrasse/2-4 Werner-Reimersstrasse, 61352 Bad Homburg

between

ELINOR Grundstücksgesellschaft mbH & Co. Apollo KG,

entered in the Trade Register at the District Court, Munich under No. HR A 90433,

with its business premises at 49 Wolfratshauser Strasse, 82049 Pullach

Tax No.: 144/245/30515	Tax office: Munich I

(hereinafter called “the Lessor”)

and

The company Linotype GmbH, entered in the Trade Register at the District Court,

Bad Homburg v. d. Höhe under No. HR B 10375, with its business premises at

2-4 Werner-Reimers-Strasse, 61352 Bad Homburg,

represented by the Managing Director with sole powers of representation

Mr Frank Wildenberg, born on December 11 1966

Tax No.: 32 381/8136 Tax office: Bad Homburg

VAT ID No.: DE250989136

(hereinafter called “the Lessee”)

Contents

Page No

Article 1. Principles	3

Article 2. Amendments/supplements to the Lease Agreement	3

Article 3. Confirmation/annexes/no additional verbal agreements/statutory requirement for the written form	7

Article 1

Principles

A Lease Agreement is in force between the parties with respect to a property in accordance with article 1 of the Lease Agreement dated April 4-April 11 2008 in the premises “Bad Homburger Stern”, 2-4 Werner-Reimers -Strasse, building component A, in 61352 Bad Homburg as well as annexes in conjunction with Addendum No. 1 dated 1 July-8 July 2009 (“the Lease Agreement”). This Lease Agreement is amended or supplemented by this Addendum No. 2.

This Addendum No. 2 governs the early return of lease areas by the Lessee, here, the fourth floor in building component A and eight parking spaces on 31 May 2011 with the respective amendments effective from 1 June 2011.

Article 2

Amendments/supplements to the Lease Agreement

1.	Relates to paragraph 1 of the Lease Agreement stated in article 1 (Principles)

Article 1, paragraph 1.1, sub 1 of the Lease Agreement stated in article 1 (Principles) is amended to read as follows:

approx. 497.8 m2 of office space on the first floor

approx. 496.6 m2 of office space on the second floor

approx. 496.9 m2 of office space on the third floor

approx. 1,491.3 m2 of office space in total

The office space on the fourth floor spanning approx. 384.0 m2 (including a roof terrace accounting for one third of the space) is being returned with effect 31 May 2011, thus reducing the total office space from approx. 1,875.3 m2 to approx. 1.491.3 m2.

Article 1, paragraph 1.3, sub 1 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is amended to read as follows:

“The Lessor shall also lease to the Lessee the 42 parking spaces colored in on the enclosed plan (Appendix 2-1 and 2-2) of which 25 are to the east of the building (front, Appendix 2-1, framed in red) and 17 to the west of the building (rear, Appendix 2-2 framed in green). The parking spaces in the Appendix 2-1 and 2-2 framed in blue are being returned”.

2.	Relates to paragraph 3 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1

Article 3, paragraph 1 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is amended to read as follows:

“The Lease Agreement tenancy will be concluded by 31 December 2017”.

Article 3, paragraph 2 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is deleted without replacement: “deleted without replacement”.

3.	Relates to paragraph 4, sub 2 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1

Article 4, paragraph 2 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is amended to read as follows:

“The net monthly rental for the leased property under article 1 shall, from 1 July 2011 be as follows (in EUR)”

Net rental to 31 May 2011	26,232.37
Reduced by net rental for fourth floor	-4,774.19
Reduced by net rental for eight parking spaces	-399.52

Total net rental price per month	21,058.66
Plus statutory value added tax at 19%	-4,001.15
Total gross monthly rental (without ancillary expenses) (twenty-five thousand and fifty-nine euros and eighty-one cents)	25,059.81

4.	Relates to paragraph 4, sub 3 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1

Article 4, paragraph 3 of the Lease Agreement stated in article 1 (Principles) is amended to read as follows:

With effect from 1 June 2011, the advance monthly payment of the ancillary expenses for the leased property pursuant to article 1 shall be (EUR):

3.1 For the leased area in accordance with article 1.1.1: EUR 3.10/m2

Advance payment of ancillary expenses to 31 May 2011	5,813.43
Reduced by payment of ancillary expenses for fourth floor (EUR 3.10/m2 x 384 m2 office space on the fourth floor)	-1,190.40
TOTAL monthly advance payment of ancillary expenses	4,623.03
Plus statutory value added tax at 19%	878.38
Advance gross payment of ancillary expenses (five thousand, five hundred and one euros and forty-one cents)	5,501.41

5.	Relates to paragraph 5 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1

Article 5, paragraph 1 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is amended to read as follows:

The agreed monthly net rent according to § 4 clause 2 increases according to the following schedule (in EUR):

•	On 1 January 2012, from 21,058.67 by 2% (421.17) to 21,479.84

•	On 1 January 2013, from 21,479.84 by 2% (429.60) to 21,909.44

•	On 1 January 2014, from 21,909.44 by 2% (438.19) to 22,347.63

•	On 1 January 2015, from 22,347.63 by 2% (446.95) to 22,794.58

•	On 1 January 2016, from 22,794.58 by 2% (455.89) to 23,250.47

•	On 1 January 2017, from 23,250.47 by 2% (465.01) to 23,715.48

As well as the above net rental, the agreed net advance payment of the ancillary expenses and statutory value added tax in accordance with paragraph 4, sub 3 shall be payable.

6.	Relates to paragraph 7 of the Lease Agreement stated in article 1 in conjunction with Addendum No. 1

Article 7, paragraph 1 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1 is amended to read as follows:

“The Lessee shall provide the Lessor with security for the settlement of all, including future claims by the Lessor under this Lease Agreement including any subsidiary claims and/or claims for compensation on whatever legal ground. The security provision shall be limited to three times the initial monthly rent plus advance payment of ancillary expenses and value added tax. This amounts to EUR 91,683.66 (ninety-one thousand, six hundred and eighty-three euros and sixty-six cents). If the total of the monthly rent plus the advance payment of the ancillary expenses and value added tax varies by more than 10 percent, the contractual parties shall be entitled to request a corresponding adjustment to the security provision, which shall take place promptly but no later than six weeks after receipt of an authorized adjustment request.

7.	Relates to paragraph 12 of the Lease Agreement stated in article 1 in conjunction with Addendum No. 1

On article 12, paragraph 2 of the Lease Agreement stated in article 1 (Principles) in conjunction with Addendum No. 1, the following paragraph 2 shall apply:

“The Lessor shall agree to the Lessee returning the office space on the fourth floor with approx. 384.0 m2 (including a roof terrace accounting for one third of the space) early and unrenovated with effect from 31 May 2011. The Lessor shall bear the costs of any necessary technical changes for the desired subsequent leasing of the common area on the fourth floor (e.g., the access system — doors and lift). The EDV cabling shall remain operational and free of charge in the lease unit”.

8.	Relates to paragraph 19 of the Lease Agreement stated in article 1 (Principles)

Article 19, paragraph 5 of the Lease Agreement stated in article 1 (Principles) is amended to read as follows:

“The office space on the fourth floor of building component A with approx. 384 m2 (including a roof terrace accounting for one third of the space) shall be leased to KAIZEN Institute Germany GmbH & Co. KG, 2-4 Werner-Reimers-Strasse, 61352 Bad Homburg with effect from 1 June 2011. The subsequent Lessee, KAIZEN Institute Germany GmbH & Co. KG shall be contractually entitled to exercise the right of early termination before 31 December 2013 upon giving 12 months’ notice”.

In the event that KAIZEN Institute Germany GmbH & Co. KG exercises the right of early termination relating to the space returned by the Lessee prematurely, the Lessee shall pay the Lessor a one-off special penalty of EUR 10,000.00 plus VAT, currently 19 percent (EUR 1,900.00) totaling EUR 11,900.00 gross to be received by the Lessor no later than 31 December 2013.

The Lessor shall inform the Lessee after 31 December 2012 whether KAIZEN Institute Germany GmbH & Co. KG has exercised the right of early termination”.

Article 3

Confirmation/Appendixes/no additional verbal agreements/statutory requirement for the written form

1.	All other provisions and elements of the Lease Agreement in accordance with article 1 are hereby confirmed and shall remain valid, in full.

2.	The Appendixes shall constitute significant parts of this Addendum:

Appendixes to this Addendum are:

Appendix 2-1: layout of the car parking spaces to the front

Appendix 2-2: layout of the car parking spaces to the rear

3.	No verbal agreements have been made. The Lessee and the Lessor are aware of the statutory requirement for the written form of articles 578, 550 and 126 of the Civil Code. The Lessee and the Lessor shall be obliged to attach this Addendum following signature, without delay to their respective copies of their Lease Agreements including all other addenda. They shall also be obliged, on request from the other respective party to carry out all actions and provide all explanations that are necessary or that appear necessary to one of the parties in order to satisfy the statutory requirement for the written form. This shall apply not only to this Lease Agreement, being the Lease Agreement with its addenda as described in article 1 including this Addendum but all future addenda, annexes or other contractual amendments.

Pullach, [handwritten:] 31 May 2011	Bad Homburg, [handwritten:] 30 May 2011

[signature]	[signature]
Lessor	Lessee

ELINOR Grundstücksgesellschaft mbH & Co. Apollo KG,

represented by its personally liable partner, ELINOR

Verwaltungsgesellschaft GmbH, itself represented by its

jointly authorized Managing Director Klaus Steixner and

Marc-Oliver Bucksch, itself in turn represented by

Mandate by Kira Weissbach and Doris Siegmann

Linotype GmbH represented by: Mr Frank Wildenberg Managing Director